Exhibit 10.16

English translation

Exclusive Call Option Agreement

The Exclusive Call Option Agreement (“this Agreement”) is entered into by the following parties in Shanghai on January 6, 2021:

Party A: Qizhi (Shanghai) Network Technology Co., Ltd.

Address: Building C, No. 888, Huanhu West Second Road, Lingang New Zone, China (Shanghai) Pilot Free Trade Zone

Party B:

Party B 1: Zhiying Xiao

ID Card No.: ***;

Party B 2: Huan Yao

ID Card No.: ***;

Party C: Shanghai Wonder Education Co., Ltd.

Address: Room 175, 1/F, Block 1, No.588 Zixing Road, Minhang District, Shanghai

In this Agreement, Party A, Party B and Party C may be referred to individually as a “Party” or collectively as “Parties”.

Whereas:

(1)	Party B is the registered shareholder of Party C and holds 100% of the equity of Party C in total;

(2)	Party B intends to transfer all its equity in Party C to Party A on the premise of not violating the laws of China, and Party A intends to accept such transfer.

(3)

Party A, Party B and Party C have entered into the Equity Pledge Agreement (the “Equity Pledge Agreement”), and the Exclusive Asset Purchase Agreement (the “Exclusive Asset Purchase Agreement”) on January 6, 2021; Party A and Party B have entered into the Power of Attorney (the “Power of Attorney”) on January 6, 2021; Party A and Party C have entered into the Exclusive Business Cooperation Agreement (the “Exclusive Business Cooperation Agreement”) on January 6, 2021.

(4)

To realize the above-mentioned equity transfer, Party B agrees to separately grants an irrevocable right to purchase the equity of Party C (“the Option”) to Party A, based on which, to the extent permitted by the laws of China, Party B shall, at the request of Party A, transfer all the equity of Party C it holds to Party A and/or any other entity or person it designates in accordance with the provisions of this Agreement.

Therefore, the Parties reach the following agreement after negotiation:

1. Equity trading

1.1	Granting of rights

Party B hereby irrevocably grants an irrevocable option to Party A, based on which, Party A is entitled to, subject to the permission of the laws of the People’s Republic of China (“the PRC”), purchase or designate one or several persons (the “Designee”) to purchase from Party B all or part of the equity in Party C held by Party B in lump sum or in installments at the price set forth in Article 1.3 hereof pursuant to the exercise steps it determines at its sole discretion (the “Option”). Except for Party A and the Designee, no third party shall be entitled to the option or other rights related to Party B’s equity. Party C hereby agrees to Party B’s granting of the option to Party A. “Person” as used in this Article and this Agreement means an individual, company, joint venture, partnership, enterprise, trust or non-corporate organization.

1.2	Exercise steps

Party A’s exercise of the option is subject to the laws and regulations of China. When exercising the option, Party A shall provide Party B with a written notice (“Equity Purchase Notice”), which shall state: (a) the decision of Party A on the exercise of the option; (b) the equity amount that Party A intends to purchase from Party B (the “Purchased Equity”); and (c) the date of purchase/date of transfer of the Purchased Equity.

1.3	Equity purchase price

Unless valuation is required by the Chinese laws or regulations upon the exercise of option by Party A, the purchase price of the Purchased Equity (the “Equity Purchase Price”) shall be the minimum price permitted by Chinese laws. Party B undertakes and agrees that it has received other appropriate compensation from Party A and therefore it shall, within ten (10) working days after receiving the Equity Purchase Price, return the Equity Purchase Price received to Party A or its designated entity or person in full.

1.4	Transfer of the purchased equity

Each time when Party A exercises the option:

1.4.1

Party B shall cause Party C to hold the general meeting in time and approve the resolution on the transfer of the purchased equity by Party B to Party A and/or the Designee and the waiver of any preemption rights it has (if any);

1.4.2

Party B shall sign the equity transfer contract (the “Transfer Contract”) with Party A and/or the Designee (as the case may be) for each transfer according to the provisions of this Agreement and the equity purchase notice;

1.4.3

The relevant parties shall sign all the other necessary contracts, agreements and documents, obtain all the necessary government approvals and permissions and take all the necessary actions to transfer the valid title of the purchased equity to Party A and/or the Designee and make Party A and/or the Designee the registered owner of the purchased equity, free of any security interest. For the purpose of this Article and this Agreement, the “security interest” includes the security, mortgage, third party rights or interests, any purchase, acquisition, preemption, set-off, retention of title or other security arrangements, but for the sake of clarity, excludes any security interest arising under this Agreement, and Party B’s Equity Pledge Agreement. The “Party B’s Equity Pledge Agreement” stated in this Article and this Agreement means the Equity Pledge Agreement entered into by and between Party A, Party B and Party C on the date of execution of this Agreement (the “Equity Pledge Agreement”) , based on which Party B pledges all the equity it holds in Party C to Party A, in order to guarantee Party C’s performance of its obligations under the Exclusive Business Cooperation Agreement entered into by and between Party C and Party A.

2. Undertakings

2.1	Undertakings concerning Party C

Party B (as a shareholder of Party C) and Party C hereby undertake that:

2.1.1

Without the prior written consent of Party A, they shall not supplement, alter or modify the articles of association or rules of Party C in any form, increase or decrease its registered capital, or otherwise change its registered capital structure;

2.1.2	They shall maintain their viability, conduct their businesses and handle their affairs prudently and efficiently in accordance with sound financial and business standards and practices;

2.1.3

Without the prior written consent of Party A, they shall not, at any time starting from the date of execution of this Agreement, sell, transfer, mortgage or otherwise dispose of the legal or beneficial interests of any major asset, business or revenue of Party C, or allow to create any security interests thereon;

2.1.4

Without the prior written consent of Party A, they shall not incur, assume, guarantee or permit the existence of any liability, except for (i) the liabilities arising in the normal or ordinary course of business other than by borrowing money; (ii) the liabilities that have been disclosed to and approved in writing by Party A;

2.1.5

They shall operate all the businesses of Party C in ordinary course of business to maintain the asset value of Party C, and shall not perform any action or omission that may affect its operating status and asset value;

2.1.6

Without the prior written consent of Party A, they shall not cause Party C to sign any major contract other than those executed in the ordinary course of business (for the purpose of this paragraph, if the value of a contract exceeds RMB 100 thousand, it shall be deemed as a major contract);

2.1.7	Without the prior written consent of Party A, they shall not cause Party C to provide any loan or credit of any kind for any person;

2.1.8	They shall provide all the information concerning the operations and financial position of Party C to the Party A upon its request;

2.1.9

When required by Party A, they shall purchase and maintain insurance for the assets and businesses of Party C with the insurance company acceptable to Party A, with the amount and type of coverage being the same as would be purchased by companies operating similar businesses;

2.1.10	Without the prior written consent of Party A, they shall not cause or allow Party C to merge or be consolidated with any person, or acquire or invest in any person;

2.1.11

Without the prior written consent of Party A, they shall not liquidate, dissolve, or cancel the registration of Party C, unless under the mandatory requirements of Chinese laws; In the event of such liquidation, Party B shall pay to Party A in full any residual value collected by it on a non-two-way payment basis, or cause such payment to occur. If such payment is prohibited by Chinese laws, Party B will pay such liquidation distribution to Party A or one or more persons it designates as permitted by Chinese laws;

2.1.12	They shall promptly notify Party A of any litigation, arbitration or administrative proceedings that have occurred or may occur with respect to assets, business or revenue of Party C;

2.1.13

They shall execute all necessary or proper documents, take all necessary or proper actions, and file all necessary or proper complaints or defend all necessary and proper claims to maintain Party C’s ownership of all its assets;

2.1.14	Without the consent of Party A, Party B shall not grant any option or similar rights to any third party in any form during the term of this Agreement;

2.1.15

Without the prior written consent of Party A, they shall ensure that Party C will not pay dividends in any form to its shareholders. However, at the request of Party A, Party C shall immediately distribute all of its distributable profits to its shareholders; and

2.1.16	They shall appoint any person designated by Party A as a director of Party C at the request of Party A.

2.2	Undertakings of Party B

Party B hereby undertakes that:

2.2.1

Without the prior written consent of Party A, Party B shall not sell, transfer, mortgage or otherwise dispose of any of its legal or beneficial interests in the equity of Party C or permits the creation of any encumbrance of security interest thereon, except for the pledge created according to Party B’s Equity Pledge Agreement;

2.2.2

Party B shall cause the general meeting and/or directors of Party C not to approve the sales, transfer, mortgage or other disposal of any of its legal or beneficial interests in the equity of Party C or the creation of any encumbrance of security interest thereon without the prior written consent of Party A, except for the pledge created according to Party B’s Equity Pledge Agreement;

2.2.3

Party B shall cause the general meeting and/or directors of Party C not to approve Party C’s merger or consolidation with any person, or its acquisition of or investment in any person without the prior written consent of Party A;

2.2.4	Party B shall promptly notify Party A of any litigation, arbitration or administrative proceedings that have occurred or may occur with respect to the equity of Party C it owns;

2.2.5

Party B shall cause the general meeting or the board of directors of Party C to vote in favor of the transfer of the Purchased Equity under this Agreement and take any and all other actions at the request of Party A;

2.2.6

Party B shall execute all necessary or proper documents, take all necessary or proper actions, and file all necessary or proper complaints or defend all necessary and proper claims to maintain its ownership of Party C’s equity;

2.2.7	Party B shall appoint any person designated by Party A as a director of Party C at the request of Party A;

2.2.8	Party B shall immediately and unconditionally transfer its equity in Party C to Party A and/or the Designee according to the option under this Agreement at the request of Party A any time; and

2.2.9

Party B shall strictly comply with the provisions of this Agreement and other agreements entered into jointly or separately by Party B, Party C and Party A, and earnestly perform all obligations under such agreements, and shall not perform any action or omission that may affect the validity and enforceability of such agreements. If Party B retains any rights in respect of the Equity under this Agreement, the Equity Pledge Agreement entered into by the parties of this Agreement and the Power of Attorney granted in favor of Party A, Party B shall not exercise such rights unless directed in writing by Party A.

3. Representations and Warranties

3.1	Representations and warranties of Party A

Party A hereby represents and warrants to Party B on the signing date of this Agreement and each transfer day that:

3.1.1	Party A is a company duly incorporated and validly existing under the laws of China;

3.1.2

Party A executes and performs this Agreement within its corporate power and business scope; Party A has taken necessary corporate actions, obtained necessary authorizations and obtained the consent and approval of the third party and government authorities; and it has not violated the legal and contractual restrictions binding on or affecting it; and

3.1.3	The Agreement constitutes a legal and binding obligation to Party A and is enforceable in accordance with the terms of this Agreement.

3.2	Representations and warranties of Party B and Party C

Party B and Party C hereby jointly and separately represent and warrant to Party A on the signing date of this Agreement and each transfer day of the Purchased Equity that:

3.2.1

It has the authority to execute and deliver this Agreement and any transfer contract and perform its obligations under this Agreement and any transfer contract; Party B and Party C agree that when Party A exercises the option, they will sign a transfer contract consistent with the terms of this Agreement; This Agreement and each of the Transfer Contracts to which it is a party constitute or will constitute a legal, valid and binding obligation on it and enforceable in accordance with its terms;

3.2.2

The execution, delivery and performance of this Agreement will not: (i) violate any applicable Chinese laws; (ii) contravene the articles of association, rules or other constitutional documents of Party C; (iii) result in a breach of any contract or document to which it is a party or which is binding on it or constitute a breach of any contract or document to which it is a party or which is binding on it; (iv) result in the breach of any condition relating to the grant and/or continued validity of any license or approval granted to any party; or (v) result in termination or cancellation or imposition of additional conditions of any license or approval granted to any party;

3.2.3	Party B has a good and marketable ownership of the equity in Party C it holds, and does not create any security interests on the aforesaid equity except for Party B’s Equity Pledge Agreement;

3.2.4	Party C has a good and marketable ownership of all its assets, and does not create any security interests on the aforesaid assets;

3.2.5

Party C has no outstanding indebtedness, except for (i) the liabilities incurred in the ordinary course of its business; and (ii) the liabilities that have been disclosed to and approved in writing by Party A; and

3.2.6	There are no litigation, arbitration or administrative proceedings that have occurred or may occur with respect to the equity or assets of Party C or Party C.

4. Effective Date

This Agreement shall take effect on the date when duly signed by each party (and stamped in case of non-natural persons) and terminate when all the equity of Party C is legally transferred to Party A and/or its designated entity or person according to this Agreement or when the parties reach consensus for the termination.

5. Applicable Laws and Dispute Resolution

5.1	Applicable laws

The conclusion, effectiveness, interpretation, performance, modification, termination and dispute resolution of this Agreement shall be subject to the officially published and publicly available laws of China. For the matters not covered by the officially published and publicly available laws of China, the international law principles and practices shall apply.

5.2	Dispute resolution

Any dispute in connection with the interpretation and performance of this Agreement shall be first resolved by the Parties through friendly negotiation. If the parties fail to reach consensus on the dispute resolution in 30 days after any party provides request to the other parties to resolve the dispute through friendly negotiation, any party may submit the dispute to Shanghai International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration rules in force. The place of arbitration shall be in Shanghai, and the arbitration language shall be Chinese. The arbitration award shall be final and binding on the Parties.

6. Taxes and fees

Each party shall pay any and all the transfer and registration taxes, expenses and fees incurred by such party or charged on such party for the preparation and execution of this Agreement and the transfer contracts and the completion of the transactions under this Agreement and the transfer contracts according to Chinese laws.

7. Notice

7.1

All notices and other communications required or given under this Agreement shall be delivered by hand, registered mail (with postage prepaid) or commercial courier service or by facsimile to the following addresses of the parties. A further confirmation shall be sent by email for each notice. The notice shall be deemed as effectively served as of the following dates:

7.1.1

When delivered by hand, commercial courier service or registered mail (with postage prepaid), it shall be deemed as effectively served on the date when the notice is delivered to or rejected at the destination of the notice; and

7.1.2	When delivered by facsimile, it shall be deemed as effectively served on the date when successfully sent (as proved by the automatically generated transmission confirmation information).

7.2	For the purpose of notice, the addresses of the parties are as follows:

Party A: Qizhi (Shanghai) Network Technology Co., Ltd.

Attn: Zhiying Xiao

Address: Building C, No.888 Huanhu West Second Road, Lingang New Zone, China (Shanghai) Pilot Free Trade Zone

Email: ***

Party B:

Party B 1: Zhiying Xiao

Address: Lane 799, Dangui Road, Pudong New Area, Shanghai

Email: ***

Party B 2: Huan Yao

Address: Lane 799, Dangui Road, Pudong New Area, Shanghai

Email: ***

Party C: Shanghai Wonder Education Co., Ltd.

Attn: Zhiying Xiao

Address: Lane 799, Dangui Road, Pudong New Area, Shanghai

Email: ***

7.3	Any party may at any time change its notice service address by giving notice to the other parties in accordance with this Article.

8. Confidentiality Obligations

The parties confirm that any oral or written information exchanged with each other in connection with this Agreement shall be considered confidential information. Each party shall keep all the confidential information confidential and shall not disclose any confidential information to any third party without the prior written consent of the other parties, except for the following information: (a) any information known or expected to become known to the public (provided that it is not disclosed to the public by one of the receiving parties); (b) any information required to be disclosed under the applicable laws or rules or requirements of stock exchange; or (c) the information to be disclosed by any party to its legal or financial advisers in connection with the transactions contemplated under this Agreement, provided that such legal or financial advisers shall be subject to the confidentiality obligations similar to those in this Article. The disclosure of any confidential information by the staff or organization employed by any party shall be deemed as the disclosure of confidential information by such party, which shall be held legally liable for the breach of this Agreement. This Article shall survive the termination of this Agreement for any reason.

9. Further Warranty

The Parties agree to promptly execute such documents as may be reasonably necessary or favorable for the implementation of the provisions and purposes of this Agreement and to take such further action as may be reasonably necessary or favorable for the implementation of the provisions and purposes of this Agreement.

10. Miscellaneous

10.1	Amendment, modification and supplement

This Agreement shall be amended, modified and supplemented only by a written agreement signed by each party.

10.2	Entire agreement

Except as amended, supplemented or modified in writing after execution of this Agreement, this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, representations and contracts, whether oral or written, with respect to the subject matter hereof.

10.3	Headings

The headings of this Agreement are for convenience only and shall not be used to interpret, explain or otherwise affect the meaning of the provisions of this Agreement.

10.4	Language

This Agreement shall be in Chinese and executed in quadruplicate, with each party holding one duplicate, and each duplicate shall have the same legal effect.

10.5	Severability

If any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any way. The Parties shall seek to replace the invalid, illegal or unenforceable provisions with those which are legally permissible and effective to the maximum extent desired by the Parties through consultations in good faith, provided that the economic effects of such effective provisions shall be as similar as possible to those of ineffective, illegal or unenforceable provisions.

10.6	Successor

This Agreement shall be binding on and for the benefit of the successors and permitted assigns of each party.

10.7	Survival

10.7.1	Any obligations incurred or due under this Agreement prior to the expiration or early termination of this Agreement shall survive the expiration or early termination of this Agreement.

10.7.2	Articles 5, 7, 8 and this Article 10.7 shall survive the termination of this Agreement.

10.8	Waiver

Any party may waive the terms and conditions of this Agreement, provided that such waiver shall be made in writing and signed by the parties. A waiver by a party in respect of a breach by another party in one case shall not be deemed to be a waiver by such party in respect of a similar breach by another party in another case.

(Signature page below)

No text in this page, which is the signature page of the Exclusive Call Option Agreement.

Party A:

Qizhi (Shanghai) Network Technology Co., Ltd. (Seal)

/s/ Qizhi (Shanghai) Network Technology Co., Ltd.

Legal representative: Zhiying Xiao

Party B:

Party B 1:

Signatory: /s/ Zhiying Xiao

Party B 2:

Signatory: /s/ Huan Yao

No text in this page, which is the signature page of the Exclusive Call Option Agreement.

Party C:

Shanghai Wonder Education Co., Ltd. (Seal)

/s/ Shanghai Wonder Education Co., Ltd.

Legal representative: Jianjun Yu